UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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DSP Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DSP Group, Inc. (the “Company”) entered into an employment agreement with Eliyahu Ayalon in April 1996 (the “Agreement”). The Agreement is described in the “Executive Compensation – Employment Agreements” section of the Proxy Statement that the Company filed with the United States Securities and Exchange Commission on April 13, 2010. The Agreement contains a “single trigger” provision which provides that upon the Company’s change of control or if the agreement is terminated by Mr. Ayalon for good reason or by us without cause, then all rights of Mr. Ayalon under the agreement would continue for two years and all options held by Mr. Ayalon shall accelerate and immediately vest and be exercisable in whole or in part at any time during the remaining two year term of the Agreement. The Company amended the Agreement in November 1999 to provide that if Mr. Ayalon terminates the Agreement voluntarily at any time, provided that he gives a 12-months advance written notice, then all rights of Mr. Ayalon under the Agreement would continue during the notice period and for an additional two years and all options held by Mr. Ayalon shall be fully vested six months after the date of the notice. Additionally, these amendments provide that all vested options held by Mr. Ayalon upon the date of his cessation of employment with the Company for any reason shall be exercisable for a period of two years. On October 27, 2009, the Company entered into an amendment to the Agreement pursuant to which in the event Mr. Ayalon desires to terminate the Agreement without good reason (as defined in the Agreement), he will have to notify the Company six months in advance and then all of his rights under the Agreement would continue during the six-month notice period plus two years. All options held by Mr. Ayalon would accelerate and immediately vest 6 months following the date of such notice and be exercisable in whole or in part at any time from the date of the vesting of the options for a period of two years.

Mr. Ayalon has agreed, subject to approval of the Company’s Board of Directors, to amend the agreement within the next six months to remove the “single trigger” provision and replace that provision with a “double trigger” provision requiring that in case of change of control, Mr. Ayalon’s employment must be terminated in order for any contemplated benefits to be paid. The Company’s Board of Directors has committed, effective May 17, 2010, not to include any “single trigger” change-in-control provisions in any new or materially amended employment or change of control agreements with the Company’s executives.